UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934
August 17, 2006
(Date of earliest event reported)

TARRAGON CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	0-22999	94-2432628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
423 West 55th Street, 12th Floor
New York, New York 10019
(Address of principal executive offices, including zip code)
(212) 949-5000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 17, 2006, Tarragon Corporation (the “Company”) received a Nasdaq Staff Determination notice stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2006, and its common stock is therefore subject to delisting from The NASDAQ Global Select Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel.
     The Company has requested a hearing to review the Nasdaq Staff Determination and intends to file its Form 10-Q for the period ended June 30, 2006 on Thursday, August 24, 2006. Pending a decision by the Nasdaq Listing Qualifications Panel, the Company’s common stock will remain listed on The NASDAQ Global Select Market. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.
     Please see the disclosure under Item 4.02, “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review,” below for the circumstances surrounding the Company’s delay in filing.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On August 21, 2006, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in consultation with members of the Company’s management and its independent accountants, Grant Thornton, LLP (“Grant Thornton”), determined that the Company will make a change to the historical accounting treatment of the Company’s investment in Ansonia Apartments, LP (“Ansonia”). This change relates only to the interpretation of existing accounting literature and does not involve new facts or circumstances.
     Ansonia is a joint venture in which the Company owns a majority equity interest. Historically, the Company has applied the equity method of accounting for its investment in Ansonia. However, as a result of a review of the accounting for the investment in Ansonia by management and the Company’s independent accountants, the Audit Committee has decided that the Company will consolidate Ansonia’s operations with the Company’s operations in accordance with FASB Interpretation Number 46 (revised December 2003), Consolidation of Variable Interest Entities. Accordingly, the Company will restate its financial statements and other financial information for the years and for each of the quarters in the years 2005 and 2004 and for the first quarter of 2006.
     The effect of the change will be to increase the Company’s assets by approximately $300 million and increase the Company’s liabilities by approximately $400 million of primarily non-recourse debt of Ansonia. The change will also decrease the cumulative reported earnings of the Company and its investment division by about $75 million through March 31, 2006. However, there will be no impact on the Company’s cash flow or the balance sheet or income statement of its homebuilding division, either as a result of the restatements or the change in accounting treatment of Ansonia.
     In light of the restatement, the Company’s stockholders should no longer rely on the Company’s previously filed financial statements for the years and for each of the quarters in the years 2005 and 2004 and the first quarter of 2006. The Company intends to (1) file its Form 10-Q for the period ended June 30, 2006 on Thursday, August 24, 2006 and (2) file, as promptly as practicable, amendments to its other periodic reports that have previously been filed with the Securities and Exchange Commission for the periods beginning January 1, 2004 to reflect the restatements described in this Item 4.02.
     The Audit Committee and management of the Company have discussed the matters disclosed in this item with Grant Thornton.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ ERIN D. PICKENS
Erin D. Pickens
Executive Vice President and Chief Financial Officer

Date: August 23, 2006